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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 30, 2019 (except for the effects of discontinued operations, as discussed in Note 17, as to which the date is November 22, 2019) with respect to the consolidated financial statements of NGL Energy Partners LP included in the Current Report on Form 8-K dated November 22, 2019. We have also issued our report dated May 30, 2019 with respect to the internal control over financial reporting of NGL Energy Partners LP included in the Annual Report on Form 10-K for the year ended March 31, 2019. Such reports are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma
December 27, 2019

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM